Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

June 15, 2017

Great Basin Scientific, Inc.
420 E. South Temple, Suite 520

Salt Lake City, Utah 84111

Re:	Great Basin Scientific, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-216045, as amended (the “Registration Statement”), of Great Basin Scientific, Inc., a Delaware corporation (the “Company”), filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to $3,034,000 of units that can be comprised of either (i) Class A Units (the “Class A Units”), with each Class A Unit consisting of 1 share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and 1 Series J Warrant to purchase 2.5 shares of Common Stock (the “Series J Warrants”); and (ii) Class B Units (the “Class B Units”), with each Class B Unit consisting of one pre-funded Series K Warrant to purchase one share of Common Stock (the “Pre-funded Series K Warrants” and together with the Series J Warrants, the “Offering Warrants”) and one Series J Warrant to purchase 2.5 shares of Common Stock. The Company is also offering the shares of Common Stock issuable upon exercise of the Offering Warrants (the “Warrant Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the shares of Common Stock included in the Class A Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued upon exercise of the Offering Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Offering Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (iv) the Class A Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable and (v) the Class B Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained above. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinion in clause (iii) above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Sincerely yours,

/s/ Mitchell Silberberg & Knupp LLP